Exhibit 10.1

EXECUTION VERSION

$1,000,000,000

TERM LOAN CREDIT AGREEMENT

dated as of March 15, 2019,

by and among

EVERGY, INC.

as Borrower,

the lenders referred to herein,

as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

WELLS FARGO SECURITIES, LLC, CITIGROUP GLOBAL MARKETS INC., JPMORGAN CHASE BANK, N.A., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, and MUFG BANK, LTD.

as Joint Lead Arrangers and Joint Bookrunners

ARTICLE I

DEFINITIONS

i

(continued)

(continued)

EXHIBITS
Exhibit A	–	Form of Term Loan Note
Exhibit B	–	Form of Notice of Borrowing
Exhibit C	–	Form of Notice of Account Designation
Exhibit D	–	Form of Notice of Prepayment
Exhibit E	–	Form of Notice of Conversion/Continuation
Exhibit F	–	Form of Officer’s Compliance Certificate
Exhibit G	–	Form of Assignment and Assumption

(continued)

Exhibit H-1	–	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	–	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	–	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	–	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES

Schedule 1.1	–	Commitments
Schedule 7.1	–	Existing Liens

TERM LOAN CREDIT AGREEMENT, dated as of March 15, 2019, by and among EVERGY, INC., a Missouri corporation (the “Borrower”), the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, a term loan facility to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“’34 Act Reports” means the periodic reports of the Borrower filed with the SEC on Forms 10-K, 10-Q and 8-K (or any successor forms thereto).

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 9.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 10.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned thereto in Section 10.1(e)(ii).

“Agreement” means this Term Loan Credit Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the Borrower or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, for LIBOR Rate Loans, 0.55%, and for Base Rate Loans, 0%.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.8), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent and the Borrower.

“Attributable Indebtedness” means, on any date of determination, in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Availability Period” means the period from and including the Closing Date to (but excluding) the Commitment Termination Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1(a).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning assigned thereto in the introductory paragraph of this Agreement.

“Borrower Materials” has the meaning assigned thereto in Section 6.2.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means an event or series of events by which:

(i)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Borrower or its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of thirty-three and one-third percent (33 1/3%) or more of the “voting equity interests” (meaning for this purpose the power under ordinary circumstances to vote for the election of members of the board of directors) of the Borrower; or

(ii)    during any period of twelve (12) consecutive months (or such lesser period of time as shall have elapsed since the formation of the Borrower), a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means as to any Lender, the obligation of such Lender to make Term Loans to the Borrower hereunder in an aggregate principal amount equal to the amount set forth opposite its name on Schedule 1.1.

“Commitment Termination Date” means the earlier of (i) the second Funding Date and (ii) June 15, 2019 or, if such day is not a Business Day, the immediately preceding Business Day.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Net Income” means, for any period, for the Borrower and its Consolidated Subsidiaries, the net income of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP, excluding extraordinary items for that period.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Borrower and its Consolidated Subsidiaries, Shareholders’ Equity of the Borrower and its Consolidated Subsidiaries on that date minus the Intangible Assets of the Borrower and its Consolidated Subsidiaries on that date.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Rating” means, with respect to any Person as of any date of determination, the rating (as determined by either S&P or Moody’s) of such Person’s senior unsecured non-credit enhanced long-term indebtedness on such date.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 8.1 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 3.14(b), any Lender that (a) has failed to (i) fund all or any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.14(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.8 (subject to such consents, if any, as may be required under Section 10.8(b)(iii)).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.

“Environmental Laws” means any and all federal, foreign, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, legally enforceable requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Equity Linked Securities” means, with respect to the Borrower, (a) all securities issued by the Borrower or any Subsidiary thereof that contain two distinct components: (i) medium term debt and (ii) a forward contract for the issuance of common stock of the Borrower or such Subsidiary prior to the maturity of, and in an amount not less than, such debt, including the securities commonly referred to by the tradenames “FELINE PRIDES”, “PEPS”, “HITS” and “DECS” and generally referred to as “equity units”; provided that such securities shall not contain any provision permitting them to be put to the Borrower or any Subsidiary thereof prior to the settlement of the related purchase contract and (b) all other securities issued by the Borrower or any Subsidiary that are similar to those described in clause (a).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person who together with the Borrower is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 8.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.12(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.11(g) and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means any date during the Availability Period on which a Term Loan is advanced to the Borrower pursuant to Article II.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

“GMO” means KCP&L Greater Missouri Operations Company, a Delaware corporation.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means any substances or materials (a) which are defined as hazardous wastes, hazardous substances, pollutants, contaminants, or toxic substances under any Environmental Law, (b) which are regulated by any Governmental Authority due to their toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic nature, (c) the discharge or emission or release of which gives rise to liability under any Environmental Law, or (d) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil or nuclear fuel.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined in accordance with GAAP.

“Historical Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Indebtedness” means, as to any Person at any time, all of the following, without duplication, to the extent recourse may be had to the assets or properties of such Person in respect thereof: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) any direct or contingent obligations of such Person in the aggregate in excess of $2,000,000 arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments; (c) all net obligations of such Person under any Hedge Agreements; (d) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business), which would appear as a liability on a balance sheet of such Person; (e) indebtedness (excluding prepaid interest thereon) of others secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) the Attributable Indebtedness of such Person; and (g) all Contingent Obligations with respect to Indebtedness of others.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. It is understood and agreed that Indebtedness (including Contingent Obligations) shall not include any obligations of the Borrower with respect to (i) subordinated, deferrable interest debt securities, and any related securities issued by a trust or other special purpose entity in connection therewith, or any similar securities that are classified at the time of issuance, as possessing a minimum of “intermediate equity content” by S&P and “Basket C equity credit” by Moody’s (or the equivalent classification then in effect by such agencies), as long as the maturity date of such debt is subsequent to the Maturity Date; provided that the amount of mandatory principal amortization or defeasance of such debt prior to the Maturity Date shall be included in this definition of Indebtedness; (ii) Equity Linked Securities until the mandatory redemption date therefor, provided that the principal amount of all outstanding Equity Linked Securities in excess of twenty percent (20%) of Total Capitalization shall constitute Indebtedness; or (iii) utility “rate reduction” bonds, for the payment of which legislatively authorized charges are imposed on customers.

“Indemnified Taxes” means Taxes, other than Excluded Taxes.

“Indemnitee” has the meaning assigned thereto in Section 10.3(b).

“Information” has the meaning assigned thereto in Section 10.9.

“Intangible Assets” means, assets that are considered to be intangible assets under GAAP, including, but not limited to, customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises and licenses.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date that is one (1), two (2), three (3), or six (6) months thereafter (or seven (7) days thereafter if available to all Lenders), in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a)    an Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)    any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and

(d)    no Interest Period shall extend beyond the Maturity Date.

“Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et seq.).

“IRS” means the United States Internal Revenue Service.

“Joint Lead Arrangers” means Wells Fargo Securities, LLC, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), and MUFG Bank, Ltd. in their capacities as joint lead arrangers and joint bookrunners.

“KCPL” means Kansas City Power & Light Company, a Missouri corporation.

“KGE” means Kansas Gas and Electric Company, a Kansas corporation.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 3.12, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 10.8(c).

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Term Loans.

“LIBOR” means, subject to the implementation of a Replacement Rate in accordance with Section 3.8(c),

for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and

(b)    for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, (x) in no event shall LIBOR (including, without limitation, any Replacement Rate with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.8(c), in the event that a Replacement Rate with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Replacement Rate.

“LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 3.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, each Term Loan Note, and each other document, instrument and agreement executed and delivered by the Borrower in favor of the Administrative Agent or any Lender in connection herewith which is expressly identified therein as a Loan Document.

“Loans” means the collective reference to the Term Loans, and “Loan” means any of such Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Material Adverse Effect” means (a) a material adverse effect on the business, property, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

“Maturity Date” means September 15, 2019 or, if such day is not a Business Day, the immediately preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate is making, has made, is accruing or has accrued an obligation to make, contributions within the preceding six (6) years.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.2 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notice of Account Designation” has the meaning assigned thereto in Section 4.1(d)(i).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.2.

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 3.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest and fees accruing after the filing of any bankruptcy or similar petition regardless of whether allowed or allowable in such proceeding) the Loans made to the Borrower and (b) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent, in each case under any Loan Document to which it is a party, with respect to any Loan of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of a Responsible Officer substantially in the form attached as Exhibit F.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a capital lease.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.12).

“Participant” has the meaning assigned thereto in Section 10.8(d).

“Participant Register” has the meaning assigned thereto in Section 10.8(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and is maintained for the employees of the Borrower or any of its ERISA Affiliates.

“Permitted Liens” means the Liens permitted pursuant to Section 7.1.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Project Finance Subsidiary” means any Subsidiary that meets the following requirements: (a) it is primarily engaged, directly or indirectly, in the ownership, operation and/or financing of independent power production and related facilities and assets; and (b) neither the Borrower nor any other Subsidiary (other than another Project Finance Subsidiary) has any liability, contingent or otherwise, for the Indebtedness or other obligations of such Subsidiary (other than non-recourse liability resulting from the pledge of Equity Interests of such Subsidiary).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” has the meaning assigned thereto in Section 6.2.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning assigned thereto in Section 10.8(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning assigned thereto in Section 9.6(b).

“Replacement Rate” has the meaning assigned thereto in Section 3.8(c).

“Reportable Event” means an event described in Section 4043(c) of ERISA with respect to a Pension Plan that is subject to Title IV of ERISA other than those events as to which the thirty (30) day notice period is waived.

“Required Lenders” means, at any time, Lenders having Term Loan Exposures representing more than fifty percent (50%) of the Term Loan Exposures of all Lenders. The Term Loan Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning assigned thereto in Section 9.6(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer or similar person of the Borrower or any other officer of the Borrower designated in writing from time to time by the Borrower to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of the Borrower certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means at any time, a country, territory or region which is itself, or whose government is the subject or target of any Sanctions broadly prohibiting dealings with such government, country, or territory (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned more than 50%, individually or in the aggregate, directly or indirectly, or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws enacted, imposed, enforced, promulgated or administered by any Governmental Authority, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Shareholders’ Equity” means as of any date of determination for the Borrower and its Consolidated Subsidiaries on a consolidated basis (without regard to any variable interest entity), shareholders’ equity as of that date determined in accordance with GAAP.

“Significant Subsidiary” means, at any time, any Subsidiary of the Borrower that (a) as of the date of determination, owns Consolidated assets equal to or greater than fifteen percent (15%) of the Consolidated assets of the Borrower and its Subsidiaries or (b) which had consolidated net income during the four (4) most recently ended fiscal quarters equal to or greater than fifteen percent (15%) of Consolidated Net Income of the Borrower during such period, provided, that for the avoidance of doubt, subject to any transactions permitted under Section 7.2 Westar, KCPL and GMO shall at all times constitute Significant Subsidiaries of the Borrower.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan Exposure” means, as to any Lender at any time, the unused Commitments and the outstanding principal amount of the Term Loans of such Lender at such time.

“Term Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing the portion of the Term Loans made by such Lender, substantially in the form attached as Exhibit A, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loans” means the Term Loans made pursuant to Article II, and “Term Loan” means any of such Term Loans.

“Threshold Amount” means $100,000,000.

“Total Capitalization” means Total Indebtedness of the Borrower and its Consolidated Subsidiaries plus the sum of (a) Shareholders’ Equity (without giving effect to the application of ASC Topic 815) and (b) to the extent not otherwise included in Total Indebtedness or Shareholders’ Equity, preferred and preference stock and securities of the Borrower and its Subsidiaries included in a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in accordance with GAAP.

“Total Indebtedness” means all Indebtedness of the Borrower and its Consolidated Subsidiaries on a consolidated basis (and without duplication) but without giving effect to the application of ASC Topic 860 with respect to transfers of accounts receivable by KCPL, GMO, Westar, or one or more of their respective Subsidiaries to a non-Subsidiary, excluding (a) Indebtedness arising under Hedge

Agreements entered into in the ordinary course of business to hedge bona fide transactions and business risks and not for speculation, (b) Indebtedness of Project Finance Subsidiaries, (c) Indebtedness of KLT Investments Inc. incurred in connection with the acquisition and maintenance of its interests (whether direct or indirect) in low income housing projects, (d) Indebtedness of any variable interest entity or other Person as to which (i) neither the Borrower nor any of its Subsidiaries provides credit support of any kind (including any undertaking, agreement or instruments that would constitute Indebtedness) and (ii) there is no recourse to the Equity Interests or assets of the Borrower or any of its Subsidiaries and the relevant legal documents so provide, (e) any short-term intercompany Indebtedness owing between or among the Borrower and its Subsidiaries, including, without limitation, any Indebtedness arising under or pursuant to any intercompany money pool arrangements and (f) any fair value adjustments recorded in connection with purchase accounting in connection with the merger transaction as disclosed in the ’34 Act Reports prior to the Closing Date.

“United States” means the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 3.11(g)(ii)(B)(3).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Westar” means Westar Energy, Inc., a Kansas corporation.

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2    Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including,” (k) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document) and (l) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 1.3    Accounting Terms.

(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP as in effect from time to time, subject to clause (b) below. Notwithstanding the foregoing, (i) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) unless the Borrower otherwise elects, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Historical Financial Statements delivered for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto.

(b)    If at any time any change in GAAP, the rules promulgated with respect thereto or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP, the rules promulgated with respect thereto or the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change.

Section 1.4    Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.5    References to Agreement and Laws. Any definition or reference to any Applicable Law, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, ERISA, the Exchange Act, the PATRIOT Act, the Investment Company Act or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.6    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.7    Guarantees/Earn-Outs. Unless otherwise specified, (a) the amount of any guarantee shall be the lesser of the amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such guarantee and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP.

Section 1.8    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR”.

Section 1.9    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

TERM LOAN FACILITY

Section 2.1    Term Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender severally agrees to make up to two Term Loans to the Borrower during the Availability Period in an aggregate principal amount not to exceed such Lender’s Commitment. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed. Each Term Loan shall be made from the several Lenders ratably in proportion to their respective Commitments in effect on the applicable Funding Date. Each Lender’s Commitment shall be permanently reduced by the amount of the Loans advanced by such Lender on the applicable Funding Date.

Section 2.2    Procedure for Advance of Term Loans. For each borrowing of a Term Loan on a Funding Date, the Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) prior to (i) 2:00 p.m. three Business Days prior to the requested date of any borrowing of LIBOR Rate Loans and (ii) 11:00 a.m. on the requested date of any borrowing of Base Rate Loans; provided that with respect to a Notice of Borrowing delivered prior to the Closing Date requesting that the Lenders make a Term Loan as a LIBOR Rate Loan on the Closing Date, the Borrower shall also deliver to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 3.9 of this Agreement. Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Not later than 2:00 p.m. on the applicable Funding Date, each Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Term Loan to be made by such Lender on such Funding Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

Section 2.3    Repayment of Term Loans. If not sooner paid, the Borrower shall repay the aggregate outstanding principal amount of the Term Loans in full, together with accrued interest thereon, on the Maturity Date.

Section 2.4    Prepayments of Term Loans.

(a)    The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery of an irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than, unless the Administrative Agent may agree, (i) 11:00 a.m. on the same Business Day as each Base Rate Loan, and (ii) 2:00 p.m. at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice; provided that the Borrower may state that such notice is conditioned on the effectiveness of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans. A Notice of Prepayment received after the applicable time specified above shall be deemed received on the next Business Day.

(b)    Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 3.9.

Section 2.5    Termination or Reduction of Commitments.

(a)    The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior irrevocable written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire unutilized Commitment at any time or (ii) portions of the unutilized Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Commitment shall be applied ratably to the Commitment of each Lender.

(b)    Each Lender’s Commitment shall be permanently reduced by the amount of the Terms Loans funded by such Lender on each Funding Date. Each Lender’s unutilized Commitment shall terminate immediately and without further action upon the Commitment Termination Date.

ARTICLE III

GENERAL LOAN PROVISIONS

Section 3.1    Interest.

(a)    Interest Rate Options. Subject to the provisions of this Section 3.1, at the election of the Borrower, Loans shall bear interest at (A) the Base Rate plus the Applicable Margin for Base Rate Loans or (B) the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the

Administrative Agent indemnifying the Lenders in the manner set forth in Section 3.9). The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2.

(b)    Default Rate. Subject to Section 8.3, at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c)    Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each fiscal quarter commencing with the first fiscal quarter ending after the Closing Date; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(d)    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed to be interest charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower shall not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

Section 3.2    Notice and Manner of Conversion or Continuation of Loans. The Borrower shall have the option to (a) provided that no Event of Default has occurred and is then continuing, convert at any time following the third Business Day after the Closing Date (or such earlier date as may be acceptable to the Administrative Agent) all or any portion of any outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) provided that no Event of Default has occurred and is then continuing, continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 2:00 p.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan; provided that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period of seven (7) days in duration, such notice must be received by the Administrative Agent not later than 2:00 p.m. four (4) Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, or if the Borrower requests an Interest Period of seven (7) days and such Interest Period is not acceptable to all of the Lenders, the Borrower will be deemed to have specified an Interest Period of one month. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

Section 3.3    [Reserved].

Section 3.4    Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement shall be made not later than 2:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time on such day shall be deemed a payment on such date for the purposes of Section 8.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day; provided, that it is understood and agreed that the Administrative Agent shall be deemed to have received a payment prior to 2:00 p.m. if the Borrower has provided the Administrative Agent with evidence satisfactory to it that the Borrower has initiated a wire transfer of such payment prior to such time and the Administrative Agent actually receives such payment on the same Business Day on which such wire transfer was initiated. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its pro rata share thereof (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 3.9, 3.10, 3.11 or 10.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 3.14(a)(ii).

Section 3.5    Evidence of Indebtedness. The Term Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Loan Note which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Loan Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Section 3.6    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 3.9, 3.10, 3.11 or 10.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)    the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of, or sale of, a participation in any of its Term Loans to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 3.7    Administrative Agent’s Clawback.

(a)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)    Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)    Nature of Obligations of Lenders. The obligations of the Lenders under this Agreement to make the Loans and to make payments under this Section 3.7, Section 3.11(e), Section 10.3(c) or Section 10.7, as applicable, are several and are not joint or joint and several. The failure of any Lender to make available its pro rata share of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its pro rata share of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its pro rata share of such Loan available on the borrowing date.

Section 3.8    Changed Circumstances.

(a)    Circumstances Affecting LIBOR Rate Availability. Unless and until a Replacement Rate is implemented in accordance with Section 3.8(c), in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan (except to the extent a comparable or successor rate has been approved by the Administrative Agent pursuant to the definition of “LIBOR”), (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan (except to the extent a comparable or successor rate has been approved by the Administrative Agent pursuant to the definition of “LIBOR”) or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate (or the comparable or successor rate approved by the Administrative Agent pursuant to the definition of “LIBOR”) does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 3.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b)    Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

(c)    Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 3.8(a), if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 3.8(a)(i) or Section 3.8(a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent and the Borrower may, to the extent practicable (as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate for the LIBOR Rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 3.8(a)(i), Section 3.8(a)(ii), Section 3.8(c)(i), Section 3.8(c)(ii) or Section 3.8(c)(iii) occurs with respect to the Replacement Rate or (B) the Required Lenders (directly, or through the Administrative Agent) notify the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended as may be necessary or appropriate, in the opinion of the Administrative Agent, solely with the consent of the Administrative Agent and the Borrower, to effect the provisions of this Section 3.8(c). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.2), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days after the delivery of such amendment to the Lenders, written notice from the Required Lenders stating that such Lenders object to such amendment. To the extent the Replacement Rate is approved by the Administrative Agent in connection with this Section 3.8(c), the Replacement Rate shall be applied in a manner consistent with market practice;

provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).

(d)    Illegality. If, in any applicable jurisdiction, the Administrative Agent or any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) fund or maintain its participation in any Loan or (iii) make, maintain, fund or charge interest or fees with respect to any Term Loan, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrower, and until such notice by such Person is revoked, any obligation of such Person to make, maintain, fund or charge interest or fees with respect to any such Term Loan shall be suspended, and to the extent required by Applicable Law, cancelled. Upon receipt of such notice, the Borrower shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

Section 3.9    Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow or continue a LIBOR Rate Loan or convert to a LIBOR Rate Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor (whether voluntary or due to an Event of Default or acceleration) and (d) due to the assignment of a LIBOR Rate Loan other than the last day of the Interest Period therefor at the request of the Borrower pursuant to Section 3.12(b). The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its pro rata share of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct absent manifest error.

Section 3.10    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrower shall promptly pay in accordance with Section 3.10(c) to any such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s ’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender the Borrower shall promptly pay in accordance with Section 3.10(c) to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section 3.10 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to this Section 3.10 shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section 3.10 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Similar Treatment. Notwithstanding the foregoing Section 3.10(a) and Section 3.10(b), no Lender or Recipient shall make any request for compensation pursuant thereto (or be entitled to any such additional costs) unless such Lender or Recipient is then generally imposing such cost upon or requesting such compensation from borrowers in connection with similar credit facilities containing similar provisions.

Section 3.11    Taxes.

(a)    Defined Terms. For purposes of this Section 3.11, the term “Applicable Law” includes FATCA.

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 3.11), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.11) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.8(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.11, the Borrower shall deliver to the Administrative Agent the a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing:

(A)    Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of

Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.11 (including by the payment of additional amounts pursuant to this Section 3.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    Survival. Each party’s obligations under this Section 3.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.12    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.10 or Section 3.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort (and in the case of a Defaulting Lender, the Administrative Agent may), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.10 or Section 3.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.8;

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.10 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)    such assignment does not conflict with Applicable Law; and

(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 3.12 and to the extent permitted under Applicable Law, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Assumption required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.

(c)    Selection of Lending Office. Subject to Section 3.12(a), each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.

Section 3.13    [Reserved].

Section 3.14    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.2.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to any Term Loan under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting

Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Term Loans were made at a time when the conditions set forth in Section 4.1 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with their original Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 3.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Term Loan Exposure, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE IV

CONDITIONS

Section 4.1    Conditions to Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived, in accordance with Section 10.2):

(a)    Executed Loan Documents. This Agreement, a Term Loan Note in favor of each Lender requesting a Term Loan Note, together with any other applicable Loan Documents, shall have been executed and delivered to the Administrative Agent by the parties thereto.

(b)    Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)    Officer’s Certificates. A certificate from a Responsible Officer to the effect that (A) all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) after giving effect to the transactions to occur on the Closing Date, no Default or Event of Default has occurred and is continuing; and (C) the Borrower has satisfied each of the conditions set forth in Section 4.1 (assuming satisfaction of the Administrative Agent where not advised otherwise).

(ii)    Secretary’s Certificates. A certificate of a Responsible Officer certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of the Borrower as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of the Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4.1(b)(iii).

(iii)    Certificate of Good Standing. A certificate dated as of a recent date of the good standing (or equivalent) of the Borrower under the laws of its jurisdiction of incorporation.

(iv)    Opinions of Counsel. Favorable opinions of (A) Hunton Andrews Kurth LLP, as special New York counsel to the Borrower and (B) the general counsel of the Borrower, in each case, addressed to the Administrative Agent and the Lenders, the Loan Documents and such other customary matters as the Administrative Agent shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(c)    Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing all reasonable and documented fees, charges and disbursements of Robinson, Bradshaw & Hinson, P.A. as counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to the Closing Date.

(d)    Miscellaneous.

(i)    Notice of Account Designation. The Administrative Agent shall have received prior written notice substantially in the form attached as Exhibit C (“Notice of Account Designation”) from the Borrower specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(ii)    PATRIOT Act, Etc.

(A)    The Borrower shall have provided to the Administrative Agent and the Lenders, at least five (5) Business Days prior to the Closing Date, the documentation and other information requested by the Administrative Agent and the Lenders in writing at least ten (10) Business Days prior to the Closing Date in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations.

(B)    If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to the Borrower, in each case at least five (5) Business Days prior to the Closing Date.

Without limiting the generality of the provisions of Section 9.3(c), for purposes of determining compliance with the conditions specified in this Section 4.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2    Conditions to all Borrowings. The obligations of the Lenders to make any Term Loans during the Availability Period (including the Term Loan made on the Closing Date but excluding any conversion to or continuation of LIBOR Rate Loans) are subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

(a)    Continuation of Representations and Warranties. The representations and warranties of the Borrower contained in this Agreement and the other Loan Documents (other than, for any Funding Date after the Closing Date, the representations and warranties set forth in Section 5.11 and Section 5.12) shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(b)    Closing Date. The Closing Date shall have occurred or shall occur substantially contemporaneously with such borrowing.

(c)    No Existing Default. No Default or Event of Default shall have occurred and be continuing on the borrowing date with respect to such Loan or immediately after giving effect to the Loans to be made on such date.

(d)    Notices. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

To induce the Lenders to enter into this Agreement and to advance Term Loans hereunder, the Borrower hereby represents and warrants to the Lenders on the Closing Date and as otherwise set forth in Section 4.2 that:

Section 5.1    Organization; Power; Qualification. The Borrower and its Significant Subsidiaries (a) are duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation or formation, (b) have the power and authority to own their respective Properties and to carry on their respective businesses as now being conducted and (c) are duly qualified and authorized to do business in each jurisdiction where such qualification is required, except, in each case referred to in clause (a) (other than with respect to the Borrower), clause (b) and clause (c), where a failure to do so would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary thereof is an EEA Financial Institution.

Section 5.2    Authorization; Enforceability. The Borrower has the right, power and authority and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of the Borrower, and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 5.3    Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, in accordance with their respective terms, the Term Loans made to it hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to the Borrower where the failure to obtain such Governmental Approval or such violation would reasonably be expected to have a Material Adverse Effect, (b) violate any Organization Document of the Borrower, (c) constitute a default under any material indenture, agreement or other material instrument with respect to Indebtedness to which the Borrower is a party or by which any of its properties may be bound or any material Governmental Approval relating to the Borrower, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than Permitted Liens or (e) require any consent or authorization of, filing with (except for filings or reports under the federal securities laws or except as would not have an adverse effect on any Lender in any material respect), or other action in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than consents, authorizations, filings or other acts or consents that have been obtained or for which the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4    Compliance with Law; Governmental Approvals. The Borrower and each Significant Subsidiary thereof is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws and all orders and decrees of all courts and arbitrators relating to it or any of its respective properties except, in each case, where such failure is being contested in good faith by appropriate proceedings diligently conducted or as would not reasonably be expected to have a Material Adverse Effect.

Section 5.5    Tax Returns and Payments. The Borrower and its Significant Subsidiaries have filed all material tax returns required to be filed by them, and have paid all material taxes due and payable, except (a) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) where the failure would not reasonably be expected to have a Material Adverse Effect.

Section 5.6    Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Borrower and each Significant Subsidiary complies in all material respects with, and has not violated in any material respects any, applicable Environmental Laws, and is aware of no events, conditions or circumstances involving liability under or continued compliance with such Environmental Laws that would reasonably be expected to have a Material Adverse Effect.

Section 5.7    Employee Benefit Matters. Except for instances of noncompliance that would not reasonably be expected to have a Material Adverse Effect, the Borrower and each Significant Subsidiary is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which both (a) the Borrower or any of its Significant Subsidiaries was required to file a report with the PBGC and (b) would reasonably be expected to have a Material Adverse Effect.

Section 5.8    Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans made or issued for the account of the Borrower will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation T, U or X of such Board of Governors.

Section 5.9    Government Regulation. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act).

Section 5.10    Financial Statements. The Historical Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

Section 5.11    No Material Adverse Change. Since December 31, 2018, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect, except as may have been disclosed in any ’34 Act Reports or other filings with the SEC prior to the Closing Date (excluding any disclosures that are cautionary, predictive or forward-looking in nature).

Section 5.12    Litigation. Except as disclosed in the Borrower’s ’34 Act Reports, there are no actions, suits or proceedings pending nor, to its knowledge, threatened in writing against the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

Section 5.13    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, its employees and agents, are in compliance in all material respects with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of their respective directors, officers, employees or agents that will act in any capacity in connection with or benefit from the Term Loans, is a Sanctioned Person. The Borrower will not, directly or knowingly indirectly, use the proceeds of any Loans hereunder in any manner that would violate any Anti-Corruption Law, Anti-Money Laundering Law or applicable Sanctions.

Section 5.14    Absence of Defaults. No Default has occurred and is continuing.

Section 5.15    Disclosure. No financial statement, material report, material certificate or other material written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, pro forma financial information, information of a general economic or industry specific nature, estimated financial information and other projected, forward looking or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections, and such variation may be material). As of the Closing Date, all of the information included in the Borrower’s Beneficial Ownership Certification is true and correct in all material respects.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash and the Commitments terminated, the Borrower covenants and agrees that it will:

Section 6.1    Financial Statements and Budgets. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)    Annual Financial Statements. As soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2019), an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, shareholders’ equity and cash flows including the notes thereto, setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit.

(b)    Quarterly Financial Statements. As soon as practicable and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended March 31, 2019), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders’ equity and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP, and certified by the chief financial officer, treasurer or other financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

Section 6.2    Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)    at each time financial statements are delivered pursuant to Section 6.1, a duly completed Officer’s Compliance Certificate signed by a Responsible Officer showing (commencing with the fiscal quarter ending on March 31, 2019) compliance with the financial covenant set forth in Section 7.6 and stating that it has no knowledge of the existence of any continuing Default or Event of Default (or, if a Default or Event of Default has occurred and is then continuing, specifying the details of such Default or Event of Default and the action that the Borrower has taken or proposes to take with respect thereto);

(b)    promptly after the same become publicly available, copies of all reports, notices, prospectuses and registration statements which the Borrower files with the SEC;

(c)    promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable “know your customer” rules and regulations and the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender; and

(d)    such other information regarding the operations, business affairs and financial condition of the Borrower or any Significant Subsidiary thereof as the Administrative Agent or any Lender may reasonably request; provided, that neither the Borrower nor any of its Subsidiaries will be required to disclose, deliver or provide any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

Documents required to be delivered pursuant to Section 6.1 or Section 6.2(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 10.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet, the SEC’s website or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all the Borrower Materials that are to be made available to the Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the

Borrower Materials constitute Information, they shall be treated as set forth in Section 10.9); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 6.3    Notice of Litigation and Other Matters. Promptly notify the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice) in writing of any Responsible Officer obtaining knowledge of:

(a)    the occurrence of any Default or Event of Default;

(b)    the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses in each case that would reasonably be expected to result in a Material Adverse Effect;

(c)    any notice of any violation received by the Borrower or any Significant Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of applicable Environmental Laws which in any such case would reasonably be expected to have a Material Adverse Effect;

(d)    to the extent the same would reasonably be expected to have a Material Adverse Effect, (i) all notices received by the Borrower of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (ii) all notices received by the Borrower from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iii) any ERISA Affiliate thereof has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

(e)    any change in the Debt Rating of the Borrower, together with evidence of the new Debt Rating.

Section 6.4    Preservation of Legal Existence; Maintenance of Property and Licenses.

(a)    Except as permitted by Section 7.2, (i) preserve and maintain its, and its Significant Subsidiaries’, corporate existence or equivalent entity form and (ii) take all reasonable action to maintain, and cause each of its Significant Subsidiaries to maintain, in full force and effect, each and every material license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)    Maintain, and cause each of its Significant Subsidiaries to maintain, all Properties necessary in and material to its business in good working order and condition (casualty and ordinary wear and tear excepted), in each case except as such action or inaction would not reasonably be expected to result in a Material Adverse Effect.

Section 6.5    [Reserved].

Section 6.6    Insurance. Maintain, or cause to be maintained, insurance covering the Borrower and its Significant Subsidiaries (which may be carried by the Borrower on a consolidated basis) with financially sound and reputable insurance companies (in the good faith judgment of management) against such risks and in such amounts (giving effect to self-insurance) as are customarily maintained by similar businesses.

Section 6.7    Accounting Methods and Financial Records. Keep, and cause each of its Significant Subsidiaries to keep, proper books and records (which shall be accurate and complete in all material respects) in a manner to allow the preparation of financial statements in accordance with GAAP.

Section 6.8    Payment of Taxes. Pay, and cause each of its Significant Subsidiaries to pay, all taxes imposed upon it or any of its Property, except (a) to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Borrower or its Subsidiaries, as applicable, or (b) where the failure to pay such items would not reasonably be expected to have a Material Adverse Effect.

Section 6.9    Compliance with Laws. Comply, and cause each of its Significant Subsidiaries to comply, with all Applicable Laws (including ERISA and Environmental Laws), in each case applicable to the conduct of its business except where the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.10    Visits and Inspections. Permit, and cause each of its Significant Subsidiaries to permit, representatives of the Administrative Agent (on its behalf or on behalf of any Lender) or, if an Event of Default has occurred and is continuing, any Lender, from time to time (but no more than once annually if no Event of Default shall exist) upon reasonable prior notice and at such reasonable times during normal business hours, to visit and inspect its properties; inspect and make extracts from its books, records and files; and discuss with its principal officers, its business, financial condition and results of operations, subject, however, in all cases to the imposition of such conditions as the Borrower shall deem necessary based on reasonable considerations of safety and security; provided, that (a) absent an Event of Default, the Borrower shall not be required to pay for any such visit or inspection, (b) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice and (c) the Borrower may, at its option, have one or more employees or representatives present at, and participate in, any such discussion. Notwithstanding anything to the contrary in this Section 6.10, neither the Borrower nor any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.11    Use of Proceeds.

(a)    Use the proceeds of the Term Loans (i) pay fees, commissions and expenses in connection with the transactions contemplated hereby, and (ii) for working capital, capital expenditures, permitted acquisitions and general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, share repurchases.

(b)    The Borrower will not request any Term Loan, and the Borrower shall not use, and shall cause its Subsidiaries not to use, the proceeds of any Term Loan, directly or knowingly indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, in violation of applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.12    Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. (a) Maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

ARTICLE VII

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash and the Commitments terminated, the Borrower covenants and agrees that it will not:

Section 7.1    Liens. Create, incur, assume or suffer to exist, or permit any of its Significant Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a)    Liens created (i) pursuant to the Loan Documents or (ii) pursuant to that certain Credit Agreement dated as of September 18, 2018 by and among the Borrower, GMO, KCPL, Westar, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent for the lenders;

(b)    Liens in existence on the Closing Date and described on Schedule 7.1, and the replacement, renewal or extension thereof; provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c)    Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) which are not yet due and payable or as to which the period of grace (if any), related thereto has not expired or (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves for such items have been maintained to the extent required by GAAP;

(d)    the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not overdue for a period of more than sixty (60) days, or if more than sixty (60) days overdue, such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(e)    deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure (or to obtain letters of credit that secure) the performance of tenders, bids, trade contracts and leases (other than for the repayment of Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, purchase, construction or sales contracts and other obligations of a like nature;

(f)    encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially impair the use thereof;

(g)    Liens arising from the filing of precautionary UCC financing statements relating solely to Operating Leases or consignment or bailee arrangements;

(h)    Liens on Property securing Indebtedness incurred or assumed at the time of, or within twelve (12) months after, the acquisition of such Property for the purpose of financing all or any part of the cost of acquiring such Property; provided that (i) such Lien attaches to such Property concurrently with or within twelve (12) months after the acquisition thereof and (ii) such Lien attaches solely to the Property so acquired in such transaction;

(i)    Liens (i) consisting of judgment or judicial attachment Liens, provided that the claims giving rise to such Liens are being diligently contested in good faith by appropriate proceedings, adequate reserves for the obligations secured by such Liens have been established and enforcement of such Liens have been stayed and (ii) securing judgments for the payment of money not constituting an Event of Default under Section 8.1(l) or securing appeal or other surety bonds relating to such judgments;

(j)    (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank or other financial institution in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof or arising under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(k)    (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(l)    any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries or (ii) secure any Indebtedness;

(m)    Liens on the stock or assets of any Subsidiary of the Borrower created pursuant to “rate reduction” bonds, for the payment of which legislatively authorized charges are imposed on customers;

(n)    Liens required by any contract or statute in order to permit the Borrower or any Subsidiary thereof to perform any contract or subcontract made by it with or pursuant to the requirements of a Governmental Authority, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances of credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair the use of Property in the operation of the business of the Borrower and its Subsidiaries taken as a whole;

(o)    rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any Applicable Laws, to terminate such right, power, franchise, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Property of the Borrower or any of its Subsidiaries;

(p)    Liens on Property acquired by the Borrower or a Subsidiary thereof after the Closing Date existing on such Property at the time of acquisition thereof (and not created in anticipation thereof); provided that in any such case no such Lien shall extend to or cover any other Property of the Borrower or such Subsidiary, as the case may be;

(q)    Liens on the Property, revenues and/or assets of any Person that exist at the time such Person becomes a Subsidiary and the continuation of such Liens in connection with any refinancing or restructuring of the obligations secured by such Liens;

(r)    Liens arising under (i) the General Mortgage Indenture and Deed of Trust Dated December 1, 1986 from KCPL to UMB, N.A., (ii) the Mortgage and Deed of Trust dated July 1, 1939 between Westar and Harris Trust and Savings Bank, Trustee and (iii) the Mortgage and Deed of Trust, dated as of April 1, 1940, between KGE to Guaranty Trust Company of New York;

(s)    Liens in favor of any Governmental Authority granted to secure pollution control or industrial revenue or similar bond financings, which Liens in each financing transaction cover only Property the acquisition or construction of which was financed by such financings and Property related thereto;

(t)    Liens on or over gas, oil, coal, fissionable material, or other fuel or fuel products as security for any obligations incurred by the Borrower or any of its Subsidiaries (or any special purpose entity formed by such Person) for the sole purpose of financing the acquisition or storage of such fuel or fuel products or, with respect to nuclear fuel, the processing, reprocessing, sorting, storage and disposal thereof;

(u)    Liens on (including Liens arising out of the sale of) accounts receivable and/or contracts which will give rise to accounts receivable of the Borrower or any Subsidiary thereof, and other Liens on (including Liens arising out of the sale of) accounts receivable and/or contracts which will give rise to accounts receivable of the Borrower or any Subsidiary thereof;

(v)    Liens on Property or assets of a Subsidiary securing obligations owing to the Borrower or any Subsidiary (other than a Project Finance Subsidiary);

(w)    Liens on the stock or other equity interests of any Project Finance Subsidiary to secure obligations of such Project Finance Subsidiary (provided that the agreement under which any such Lien is created shall expressly state that it is non-recourse to the pledgor);

(x)    Liens on Property of any Subsidiary of the Borrower arising in connection with utility co-ownership, co-operating and similar agreements that are consistent with the utilities business and ancillary operations;

(y)    Liens securing Hedge Agreements permitted to be incurred under this Agreement;

(z)    Liens incidental to the normal conduct of the business of the Borrower or any Subsidiary or ownership of its property that are not incurred in connection with the incurrence of Indebtedness and that do not in the aggregate materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries taken as a whole or the value of such property for the purposes of such business;

(aa)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(bb)    Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with respect thereto;

(cc)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an acquisition or investment and (ii) consisting of an agreement to dispose of any property in a disposition permitted under Section 8.2; and

(dd)    Liens which would otherwise not be permitted by clauses (a) through (cc) securing additional Indebtedness of the Borrower or any Subsidiary thereof (other than a Project Finance Subsidiary); provided that after giving effect thereto the aggregate unpaid principal amount of Indebtedness of the Borrower and its Subsidiaries (other than any Project Finance Subsidiary) (including prepayment premiums and penalties) secured by Liens permitted by this clause (dd) shall not exceed the greater of (a) $50,000,000 and (b) ten percent (10%) of Consolidated Tangible Net Worth.

Section 7.2    Fundamental Changes. Merge, consolidate or enter into any similar combination with any other Person, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets (whether in a single transaction or a series of transactions), or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or permit any of its Significant Subsidiaries to do any of the foregoing, except:

(a)    any Subsidiary may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity);

(b)    to the extent not resulting in an Event of Default, any Subsidiary which is not a Significant Subsidiary may liquidate, wind-up or dissolve itself pursuant to any Debtor Relief Laws or otherwise;

(c)    any Subsidiary may sell or transfer accounts receivable, in each case pursuant to one or more securitization transactions;

(d)    any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to, or consolidate or merge into, the Borrower or any other Subsidiary; and

(e)    the Borrower may sell all or substantially all of its assets to, or consolidate with or merge into, any other Person, or permit another Person to merge into it; provided that (i) the surviving Person, if such surviving Person is not the Borrower, or the transferee Person in the case of a sale of all or substantially all of the Borrower’s assets (A) shall be a Person organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, (B) shall expressly assume, in a writing reasonably satisfactory to the Administrative Agent, the due and punctual payment of the Obligations and the due and punctual performance of and compliance with all of the terms of this Agreement and the other Loan Documents to be performed or complied with by the Borrower and

(C) shall deliver all documents required to be delivered pursuant to Sections 4.1(b)(ii), (b)(iii), (b)(iv) and Section 4.1(d)(i) and Section 4.1(d)(ii) immediately before and after such merger, consolidation or sale, there shall not exist any Default or Event of Default and (iii) the surviving Person of such merger or consolidation, or the transferee Person of the assets of the Borrower, as applicable, has, immediately following the consummation of such merger or consolidation or sale, a Debt Rating from Moody’s of Baa3 or better or a Debt Rating from S&P of BBB- or better.

Section 7.3    Restrictions on Subsidiary Dividends. Enter into any agreement prohibiting or restricting the ability of any of its Significant Subsidiaries to declare or pay dividends to the Borrower except for those existing on the Closing Date; provided, that the foregoing provisions shall not prohibit (a) the Borrower or any Subsidiary from entering into any debt instrument containing a total debt to capitalization covenant or (b) any obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary of the Borrower.

Section 7.4    [Reserved].

Section 7.5    Transactions with Affiliates. Enter into any transaction (including the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms that are no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm’s length transaction, except:

(a)    those existing on the Closing Date;

(b)    to the extent required by Applicable Law or regulation;

(c)    with respect to a Project Finance Subsidiary;

(d)    transactions expressly permitted under this Agreement;

(e)    transactions solely between or among the Borrower and any Subsidiary of the Borrower or any Subsidiary of the Borrower and any other Subsidiary of the Borrower which is, in each case, not prohibited hereunder and which does not involve any other Affiliate;

(f)    employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business;

(g)    payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business;

(h)    any transaction or series of related transactions with an aggregate value or payment of less than $1,000,000; and

(i)    transactions otherwise permitted by a state regulatory agency with authority over the Borrower or Subsidiary of the Borrower.

Section 7.6    Financial Covenant. Permit, as of the last day of each fiscal quarter commencing with the fiscal quarter ending March 31, 2019, the ratio of Total Indebtedness to Total Capitalization to be greater than 0.65 to 1.0.

ARTICLE VIII

DEFAULT AND REMEDIES

Section 8.1    Events of Default. Each of the following shall constitute an Event of Default hereunder and under the other Loan Documents:

(a)    Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of any Loan when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)    Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or the payment of any other Obligation, and such default shall continue for a period of five (5) Business Days.

(c)    Misrepresentation. Any representation or warranty made or deemed made by the Borrower or any Responsible Officer thereof in this Agreement, in any other Loan Document, or in any certificate delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect in any respect when made or deemed made or any representation or warranty made or deemed made by or on behalf of the Borrower or any Responsible Officer thereof in this Agreement, any other Loan Document, or in any certificate delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect in any material respect when made or deemed made.

(d)    Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Section 6.3(a), Section 6.4 (with respect to the Borrower’s existence), Section 6.11 or Article VII.

(e)    Default in Performance of Other Covenants and Conditions. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section 8.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer having obtained knowledge thereof; provided that if such breach is capable of cure but (x) cannot be cured by payment of money and (y) cannot be cured by diligent efforts within such thirty (30) day period, but such diligent efforts shall be properly commenced within such thirty (30) day period and the Borrower is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional ninety (90) days, but in no event beyond the Maturity Date.

(f)    Indebtedness Cross-Default. The Borrower or any of its Significant Subsidiaries shall (i) default in the payment of any Indebtedness (other than the Loans) the aggregate outstanding principal amount, or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount when the same becomes due beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans) the aggregate outstanding principal amount, or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, after the giving of notice and/or lapse of time, if required, any such Indebtedness to become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (any applicable grace period having expired); provided that this clause (f) shall not apply to Indebtedness that becomes due as a result of any sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (it being understood that this clause (f) will apply to any failure to make any payment required as a result of any such sale, transfer or other disposition, after giving effect to any grace periods applicable thereunder).

(g)    Change of Control. Any Change of Control shall occur.

(h)    Voluntary Bankruptcy Proceeding. The Borrower or any of its Significant Subsidiaries shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i)    Involuntary Bankruptcy Proceeding. An involuntary case or other proceeding shall be commenced against the Borrower or any of its Significant Subsidiaries thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any of its Significant Subsidiaries or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(j)    Failure of Agreements. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect with respect to the Borrower; or the Borrower or any Person on its behalf contests in writing the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

(k)    ERISA Events. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate thereof fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, the Borrower or any ERISA Affiliate thereof is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount or (ii) the Borrower or any ERISA Affiliate thereof as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring annual installment payments in an amount exceeding the Threshold Amount.

(l)    Judgment. One or more judgments, orders or decrees shall be entered against the Borrower or any of its Significant Subsidiaries by any court and continues without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof and such judgments, orders or decrees are for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), equal to or in excess of the Threshold Amount.

(m)    Subsidiaries. Subject to any transactions permitted under Section 7.2, the Borrower shall fail to own, directly or indirectly, all of the outstanding Equity Interests of (A) KCPL which, in the absence of any contingency, has the right to vote in an election of directors of KCPL, (B) GMO which, in the absence of any contingency, has the right to vote in an election of directors of GMO or (C) Westar which, in the absence of any contingency, has the right to vote in an election of directors of Westar.

Section 8.2    Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a)    Acceleration; Termination of Term Loans. Terminate the obligation of the Lenders to make Term Loans to the Borrower and the Borrower shall no longer be entitled to request Term Loans hereunder, and declare the principal of and interest on the Loans at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything in this Agreement or the other Loan Documents to the contrary notwithstanding; provided, that upon the occurrence of an Event of Default specified in Section 8.1(h) or (i) with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the obligation of the Lenders to make Term Loans to the Borrower shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)    General Remedies. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

Section 8.3    Rights and Remedies Cumulative; Non-Waiver; Etc.

(a)    The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.4 (subject to the terms of Section 3.6), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 3.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 8.4    Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 8.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document against the Borrower, all payments received on account of the Obligations shall, subject to the provisions of Section 3.14, be applied by the Administrative Agent as follows:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid fees and interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Section 8.5    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as provided in Section 9.6, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3    Exculpatory Provisions.

(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.2 and Section 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Loans as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents selected with reasonable care except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.6    Resignation of Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the consent (not to be unreasonably withheld or delayed) of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, with the prior written consent of the Borrower (which consent is not required if a Default or Event of Default has occurred or is continuing and which consent shall not be unreasonably delayed or withheld) (i) by notice in writing to such Person, remove such Person as Administrative Agent and (ii) appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 9.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.8    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

ARTICLE X

MISCELLANEOUS

Section 10.1    Notices.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, e-mail, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

1200 Main Street

Kansas City, Missouri 64105

Attention: James P. Gilligan, Assistant Treasurer

Telephone: (816) 556-2084

Facsimile: (816) 556-2992

Email: Jim.Gilligan@kcpl.com

With a copy to:

1200 Main Street

Kansas City, Missouri 64105

Attention: Heather Humphrey, General Counsel

Telephone: (816) 556-2335

Facsimile: (816) 556-2787

Email: Heather.Humphrey@kcpl.com

and a copy to:

Hunton Andrews Kurth LLP

Riverfront Plaza - East Tower

951 East Byrd Street

Richmond, Virginia 23219

Attention: Eric J. Nedell

Telephone: (804) 787-8078

Facsimile: (804) 343-4863

Email: enedell@huntonAK.com

If to Wells Fargo as Administrative Agent:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Telephone No.: (704) 590-2703

Facsimile No.: (704) 715-0092

Email: AgencyServices.Requests@wellsfargo.com

With copies to:

Wells Fargo Bank, National Association

90 S. 7th Street

MAC: N9305-156

Minneapolis, MN 55402

Attention of: Jesse Tannuzzo

Telephone No.: 612-667-0030

E-mail: jesse.tannuzzo@wellsfargo.com

If to any Lender:

To the address of such Lender set forth on the Register with respect to deliveries of notices and other documentation that may contain material non-public information.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

(d)    Change of Address, Etc. The Borrower or the Administrative Agent may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. Any Lender may change its address or facsimile number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.

(e)    Platform.

(i)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Lenders by posting the Borrower Materials on the Platform.

(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(f)    Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

Section 10.2    Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a)    increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) or increase the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(b)    waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest or fees without the written consent of each Lender directly and adversely affected thereby;

(c)    reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees payable hereunder without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 3.1(b) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(d)    change Section 3.6 or Section 8.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;

(e)    change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby;

(f)    consent to the assignment or transfer by the Borrower of the Borrower’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 7.2), in each case, without the written consent of each Lender; or

(g)    modify or waive any of the conditions set forth in Section 4.1 without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision and (iii) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 3.8(c) in accordance with the terms of Section 3.8(c). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender, and (B) any amendment, waiver, or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, of any Lender (but with the consent of the Borrower and the Administrative Agent), to amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitment of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment without the written consent of such affected Lender.

Section 10.3    Expenses; Indemnity.

(a)    Costs and Expenses. The Borrower agrees to pay on demand (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty), in connection with the syndication of the Term Loans, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), penalties, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one outside counsel to all Indemnitees (taken as a whole) and, if reasonably necessary, a single local counsel and a single specialty counsel, if applicable, for all Indemnitees (taken as a whole) in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affect Indemnitees similarly situated and take as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary thereof, or any Environmental Claim arising from the activities, operations or property of the Borrower or any Subsidiary thereof, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) relating to any of the foregoing, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, material breach of this Agreement or willful misconduct of such Indemnitee or (B) result from any dispute solely among Indemnitees, other than any claims against any Indemnitee in its respective capacity or in fulfilling its role as the Administrative Agent or Lead Arranger or any similar role hereunder, and other than any claims arising out of any act or omission on the part of the Borrower or any of its Subsidiaries or Affiliates. This Section 10.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or related liabilities arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent thereof) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Term Loan Exposure at such time, or if the Term Loan Exposure has been reduced to zero, then based on such Lender’s share of the Term Loan Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 3.7.

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each party hereto agrees not to assert, and hereby waives, any claim against each other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing in this sentence shall limit the Borrower’s indemnification obligations set forth in Section 10.3(b) to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification hereunder. No Indemnitee referred to in Section 10.3(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except for direct or actual damages (not special, indirect, consequential or punitive damages) resulting from such Indemnitee’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section 10.3 shall, unless otherwise set forth above, be payable not later than ten (10) Business Days after written demand therefor.

(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 10.4    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.14 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.5    Governing Law; Jurisdiction, Etc.

(a)    Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)    Submission to Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)    Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 10.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

Section 10.7    Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Lenders or to any Lender directly or the Administrative Agent or any Lender exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender severally agrees to pay to the Administrative Agent upon demand its applicable pro rata share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.

Section 10.8    Successors and Assigns; Participations.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.8(b), (ii) by way of participation in accordance with the provisions of Section 10.8(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.8(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.8(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 10.8(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.

(B)    In any case not described in Section 10.8(b)(i)(A), the aggregate amount of the Commitment or the principal balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent ten (10) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) Business Day.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.8(b)(i)(B) and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender; provided, that the Borrower shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its Subsidiaries or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 3.9, 3.10, 3.11 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), any Defaulting Lender or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void).

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), or the Borrower or any of the Subsidiaries or Affiliates of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2(a), (b), (c) or (d) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 and 3.11 (subject to the requirements and limitations therein, including the requirements under Section 3.11(g) (it being understood that the documentation required under Section 3.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.10 or 3.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.6 and Section 10.4 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.9    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties in connection with the Term Loans, this Agreement, the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative proceeding or other compulsory process (after providing notice to the Borrower, to the extent permitted by Applicable Law and practicable, to permit an opportunity to seek a protective order or injunctive relief other than in connection with any examination of the financial condition or other routine examination of such Person), (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document, or any action or proceeding relating to this Agreement or any other Loan Document, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap or derivative transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or (iii) any credit insurance provider relating to the Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Term Loans or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loans, (h) with the consent of the Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (k) to the extent that such information is independently developed by such Person, or (l) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary thereof relating to the Borrower or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary thereof; provided that, in the case of information received from the Borrower or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.10    Survival. All representations and warranties set forth in Article V and all representations and warranties contained in any Loan Document (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

Section 10.11    Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 10.12    Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

Section 10.13    Counterparts; Integration; Effectiveness; Electronic Execution.

(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.14    Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, and the Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 10.15    USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.

Section 10.16    Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VI or VII hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VI or VII, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VI or VII.

Section 10.17    No Advisory or Fiduciary Responsibility.

(a)    In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the Term Loans provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Joint Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) except as specifically provided in this Agreement, none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Joint Lead Arrangers or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Joint Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Joint Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

(b)    The Borrower acknowledges and agrees that each Lender, the Joint Lead Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, the Joint Lead Arrangers or Affiliate thereof were not a Lender or Lead Arranger or an Affiliate thereof (or an agent or any other person with any similar role hereunder) and without any duty to account therefor to any other Lender, the Joint Lead Arrangers, the Borrower or any Affiliate of the foregoing. Each Lender, the Joint Lead Arrangers and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Term Loans or otherwise without having to account for the same to any other Lender, the Joint Lead Arrangers, the Borrower or any Affiliate of the foregoing.

Section 10.18    Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.

Section 10.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.20    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84¬14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:

EVERGY, INC.

By:	/s/ Lori A. Wright

Name:	Lori A. Wright

Title:	Vice President — Corporate Planning
Investor Relations and Treasurer

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Jesse Tannuzze

Name:	Jesse Tannuzze

Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Maggie Halleland

Name:	Maggie Halleland

Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Richard Rivera

Name:	Richard Rivera

Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Jaun Javellana

Name:	Jaun Javellana

Title:	Executive Director

MUFG BANK, LTD., as a Lender

By:	/s/ Michael T. Merrow

Name:	Michael T. Merrow
Title:	Director

EXHIBIT A

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF TERM LOAN NOTE

TERM LOAN NOTE

$	, 2019

FOR VALUE RECEIVED, EVERGY, INC., a Missouri corporation (the “Borrower”), promises to pay to                              (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                  DOLLARS ($                ) or, if less, the unpaid principal amount of all Term Loans made by the Lender to the Borrower from time to time pursuant to that certain Term Loan Credit Agreement, dated as of March 15, 2019 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Term Loan Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 3.1 of the Credit Agreement. All payments of principal and interest on this Term Loan Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This Term Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Loan Note.

IN WITNESS WHEREOF, the undersigned has executed this Term Loan Note under seal as of the day and year first above written.

EVERGY, INC.

By:
Name:
Title:

EXHIBIT B

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you by Evergy, Inc., a Missouri corporation (the “Borrower”), pursuant to Section 2.2 of the Term Loan Credit Agreement dated as of March 15, 2019 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.    The Borrower hereby requests that the Lenders make a Term Loan to the Borrower in the aggregate principal amount of $                . (Complete with an amount in accordance with Section 2.2 of the Credit Agreement.)

2.    The Borrower hereby requests that such Term Loan be made on the following Business Day:                             . (Complete with a Business Day in accordance with Section 2.2 of the Credit Agreement).

3.    The Borrower hereby requests that such Term Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan[1]	Interest Rate	Interest Period (LIBOR Rate only)
[Base Rate or LIBOR Rate][2]

[1]

Complete with the Dollar amount of that portion of the overall Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g., for a $20,000,000 loan, $5,000,000 may be requested at Base Rate, $8,000,000 may be requested at LIBOR with an interest period of three months and $7,000,000 may be requested at LIBOR with an interest period of one month).

[2]	Complete with the Base Rate or the LIBOR Rate.

4.    The aggregate principal amount of all Term Loans outstanding as of the date hereof (including the Term Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.    All of the conditions applicable to the Term Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Term Loan.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

EVERGY, INC.

By:
Name:
Title:

EXHIBIT C

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you by Evergy, Inc., a Missouri (the “Borrower”), pursuant to Section 4.1(d)(i) of the Term Loan Credit Agreement dated as of the date hereof (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.    The Administrative Agent is hereby authorized to disburse all Term Loan proceeds into the following account(s):

Bank Name:
ABA Routing Number:
Account Number:

2.    This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided by the Borrower to the Administrative Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

EVERGY, INC.

By:
Name:
Title:

EXHIBIT D

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you by Evergy, Inc., a Missouri corporation (the “Borrower”), pursuant to Section 2.4(a) of the Term Loan Credit Agreement dated as of March 15, 2019 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.    The Borrower hereby provides notice to the Administrative Agent that it shall prepay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:                             . (Complete with an amount in accordance with Section 2.4 of the Credit Agreement.)

2.    The Borrower shall prepay the above-referenced Loans on the following Business Day:                             . (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

EVERGY, INC.

By:
Name:
Title:

EXHIBIT E

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you by Evergy, Inc., a Missouri corporation (the “Borrower”), pursuant to Section 3.2 of the Term Loan Credit Agreement dated as of March 15, 2019 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐	Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

	Outstanding principal balance:	$

	Principal amount to be converted:	$

Requested effective date of conversion:

Requested new Interest Period:

☐	Converting all or a portion of a LIBOR Rate Loan into a Base Rate Loan

	Outstanding principal balance:	$

	Principal amount to be converted:	$

Last day of the current Interest Period:

Requested effective date of conversion:

☐	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

	Outstanding principal balance:	$

	Principal amount to be continued:	$

Last day of the current Interest Period:

Requested effective date of continuation:

Requested new Interest Period:

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

EVERGY, INC.

By:
Name:
Title:

EXHIBIT F

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER’S COMPLIANCE CERTIFICATE

Dated as of:

Reference is hereby made to that certain Term Loan Credit Agreement dated as of March 15, 2019 (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), by and among Evergy, Inc., a Missouri corporation (the “Borrower”), the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. This certificate is being delivered pursuant to Section 6.2(a) of the Credit Agreement. The undersigned Responsible Officer, acting solely in such person’s capacity as an officer of the Borrower and not in such person’s individual capacity, hereby certifies to the Administrative Agent as of the date hereof as follows:

1.    I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of                              and for the                              period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the dates indicated and the results of their operations and cash flows for the period[s] indicated subject to normal year-end adjustments and the absence of footnotes.

2.    No Default or Event of Default exists and is continuing as of the date hereof [except, if a Default or Event of Default exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto].

3.    As of the date of this certificate, the Borrower is in compliance with the financial covenant contained in Section 7.6 of the Credit Agreement as shown on the attached Schedule 1 and the Borrower is in compliance with the other covenants and restrictions contained in the Credit Agreement.

[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

EVERGY, INC.

By:
Name:
Title:

Schedule 1

to

Officer’s Compliance Certificate

For the Quarter ended                                  (the “Statement Date”)

Section 7.6 Financial Covenant

(I)	Total Indebtedness as of the Statement Date	$

(II)	Total Capitalization as of the Statement Date	$

(III)	Line (I) divided by Line (II)	to 1.00

(IV)	Maximum permitted ratio of Total Indebtedness to Total Capitalization as set forth in Section 7.6 of the Credit Agreement	0.65 to 1.00

(V)	In Compliance?	Yes/No

EXHIBIT G

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	[INSERT NAME OF ASSIGNOR]

2. Assignee(s):	See Schedules attached hereto

3. Borrower:	Evergy, Inc.

[1]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[2]	Include bracketed language if there are multiple Assignees.

4. Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Term Loan Credit Agreement dated as of March 15, 2019, by and among Evergy, Inc., as Borrower, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified)

6. Assigned Interest:	See Schedules attached hereto

[7. Trade Date:	][3]

[Remainder of Page Intentionally Left Blank]

[3]	To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                              , 2         [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and]4 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By
Title:

[Consented to:]5

EVERGY, INC.

By:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement. May also use a Master Consent.
[5]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement. May also use a Master Consent.

SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned[1]	Aggregate Amount of Commitment/ Loans for all Lenders[2]	Amount of Commitment/ Loans Assigned[3]	Percentage Assigned of Commitment/ Loans[4]		CUSIP Number
	$	$		%
	$	$		%
	$	$		%

[NAME OF ASSIGNEE][5] [and is an Affiliate/Approved Fund of [identify Lender]6]

By:
Title:

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Term Loan Commitment,” etc.)
[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	Add additional signature blocks, as needed.
[6]	Select as appropriate.

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.8(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vii) it is not a Defaulting Lender and (viii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT H-1

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(NON-PARTNERSHIP FOREIGN LENDERS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of March 15, 2019 (the “Credit Agreement”), by and among Evergy, Inc., a Missouri corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Term Loan Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                          , 20

EXHIBIT H-2

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(NON-PARTNERSHIP FOREIGN PARTICIPANTS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of March 15, 2019 (the “Credit Agreement”), by and among Evergy, Inc., a Missouri corporation, (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                          , 20

EXHIBIT H-3

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN PARTICIPANT PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of March 15, 2019 (the “Credit Agreement”), by and among Evergy, Inc., a Missouri corporation, ( the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                          , 20

EXHIBIT H-4

to

Term Loan Credit Agreement

dated as of March 15, 2019

by and among

Evergy, Inc.,

as Borrower,

the lenders party thereto,

as Lenders,

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOREIGN LENDER PARTNERSHIPS)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of March 15, 2019 (the “Credit Agreement”), by and among Evergy, Inc., (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 3.11 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Term Loan Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Term Loan Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                          , 20

Schedule 1.1

Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$200,000,000
Bank of America, N.A.	$200,000,000
Citibank, N.A.	$200,000,000
JP Morgan Chase Bank, N.A.	$200,000,000
MUFG Bank, Ltd.	$200,000,000

Total	$1,000,000,000

Schedule 7.1

Existing Liens

Liens arising under that certain Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated December 11, 2014 by Prairie Wind Transmission, LLC in favor of U.S. Bank, National Association

Liens relating to the leveraged lease of an 8% interest in Jeffrey Energy Center, including pursuant to the Mortgage (with Future Advances), dated August 15, 1991 and modified August 31, 2007, by and between Westar Energy, Inc., as successor, and Wilmington Trust Company, and the Indenture of Mortgage, Assignment of Lease and Security Agreement, dated August 15, 1991, by and between Wilmington Trust Company and United Missouri Bank, N.A.

Liens relating to the leveraged lease of a 50% interest in LaCygne Energy Center, including pursuant to the Trust Indenture, Security Agreement and Mortgage, dated September 1, 1987 and as amended from time to time, by and between U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company and The Connecticut National Bank), Comcast MO Financial Services, Inc. (as successor in interest to U.S. West Financial Services, Inc.), Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company) and Kansas Gas and Electric Company.

Liens relating to railcars and vehicles used or owned by any of the Borrowers

Liens relating to Westar’s Capital Lease Obligations, as disclosed in the ’34 Act Reports prior to the Closing Date, not to exceed $85 million